Exhibit 10b(25)








                            FLORIDA POWER CORPORATION

                     MANAGEMENT INCENTIVE COMPENSATION PLAN









                            EFFECTIVE JANUARY 1, 2001


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                                TABLE OF CONTENTS


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ARTICLE I       PURPOSE........................................................1

ARTICLE II      DEFINITIONS....................................................1

ARTICLE III     ADMINISTRATION.................................................4

ARTICLE IV      PARTICIPATION..................................................5

ARTICLE V       AWARDS.........................................................5

ARTICLE VI      DISTRIBUTION AND DEFERRAL OF AWARDS............................9

ARTICLE VII     TERMINATION OF EMPLOYMENT......................................9

ARTICLE VIII    MISCELLANEOUS..................................................9

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                                    ARTICLE I

                                     PURPOSE

         The Florida Power Corporation Management Incentive Compensation Plan (the "Plan") is being established by Progress Energy, Inc. ("Sponsor") in order to promote the financial interests of the Sponsor and Florida Power Corporation (the "Company") by (i) attracting and retaining executive officers and other management-level employees who can have a significant positive impact on the success of the Company and the financial performance of the Sponsor; (ii) motivating such personnel to help the Company to achieve annual incentive, performance and safety goals; (iii) motivating such personnel to improve their own as well as their business unit/work group's performance through the effective implementation of human resource strategic initiatives; and (iv) providing annual cash incentive compensation opportunities that are competitive with those of other major corporations. It is intended that this Plan shall be effective only for the calendar year 2001.

                                   ARTICLE II

                                   DEFINITIONS

         The following definitions are applicable to the Plan:

         1. "Award": The benefit payable to a Participant hereunder, consisting of a Corporate Component and a Noncorporate Component.

         2. "Chief Executive Officer": shall mean the Chief Executive Officer of the Sponsor.

         3. "Company": Florida Power Corporation, a Florida corporation, or any successor to it in the ownership of substantially all of its assets.

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         4. "Compensation Committee": The Organization and Compensation
Committee of the Board of Directors of the Sponsor.

         5. "Corporate Factor": The factor determined by the Compensation Committee to be utilized in calculating the Corporate Component of an Award pursuant to Article V, Section 3.a. hereof, which can range from 0 to 1.5.

         6. "Corporate Component": That portion of an Award based upon the overall performance of the Sponsor, as determined in Article V, Section 3.a. hereof.

         7. "EBITDA": The earnings of the Sponsor before interest, taxes, depreciation, and amortization as determined from time to time by the Compensation Committee.

         8. "EBITDA Growth": The percentage increase (if any) in EBITDA of the Sponsor for any Year, as compared to the previous Year as determined from time to time by the Compensation Committee.

         9. "Noncorporate Component": That portion of an Award based upon the level of attainment of a Company, business unit/group, departmental, and individual Performance Measures, as provided in Article V, Section 3 .b. hereof, which can range from 0 to 1.5.

         10. "Participant": An employee of the Company who is selected pursuant to Article IV hereof to be eligible to receive an Award under the Plan for the Year 2001.

         11. "Peer Group": The utilities included in the Standard & Poors Utility (Electric Power Companies) Index.

         12. "Performance Measure": A goal or goals established for measuring the performance of the Company, business unit/group, department, or individual used for the

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purpose of computing the Noncorporate Component of an Award for a Participant.

         13. "Plan": The Management Incentive Compensation Plan of Florida Power Corporation as contained herein, and as it may be amended from time to time.

         14. "Salary": The compensation paid by a Company to a Participant in a relevant Year, consisting of regular or base compensation, such compensation being understood not to include bonuses, if any, or incentive compensation, if any. Provided, that such compensation shall not be reduced by any cash deferrals of said compensation made under any other plans or programs maintained by such Company.

         15. "Section 16 Participants": Those Participants who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Individuals who are subject to Section 16 of the 1934 Act include, without limitation, directors and certain officers of the Sponsor, and any individual who beneficially owns more than ten percent of a class of the Sponsor's equity securities registered under Section 12 of the 1934 Act.

         16. "Senior Management Committee": The Senior Management Committee of the Sponsor.

         17. "Sponsor": Progress Energy, Inc., a North Carolina Corporation, or any successor to it in the ownership of substantially all of its assets.

         18. "Target Award Opportunity": The target for an Award under this Plan as set forth in Section 2 of Article V hereof.

         19. "Year": A calendar year.


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                                   ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Chief Executive Officer. Except as otherwise provided herein, the Chief Executive Officer shall have sole and complete authority to (i) select the Participants; (ii) establish and adjust (either before or during the relevant Year) a Participant's Performance Measures, their relative percentage weight, and the performance criteria necessary for attainment of various performance levels; (iii) approve Awards;
(iv) establish from time to time regulations for the administration of the Plan; and (v) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan, all subject to its express provisions. Notwithstanding the foregoing, with respect to Participants who are at or above the Department Head level in any Company, the performance criteria and Awards shall be subject to the specific approval of the Compensation Committee. In addition, the Compensation Committee shall have the sole authority to determine the total payout under the Plan; provided however that payouts under the Plan, when combined with total payouts under the Sponsor's Amended Management Incentive Compansation Plan, shall not exceed a maximum of three percent (3%) of the Sponsor's after-tax income for a relevant Year.

         A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall be the acts of such Committee.


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                                   ARTICLE IV

                                  PARTICIPATION

         The Chief Executive Officer shall select the Participants in the Plan for the Year 2001 from those employees of the Company who, in his opinion, have the capacity for contributing in a substantial measure to the successful performance of the Company the Year. No employee shall at any time have a right to be selected as a Participant in the Plan for the Year nor, having been selected as a Participant for the Year, have the right to be selected as a Participant in any other Year.


                                    ARTICLE V

                                     AWARDS

         1. Eligibility. In order for any Participant to be eligible to receive an Award, two conditions must be met. First, a contribution must be earned by one or more groups of employees under the Employee Cash Incentive Plan. Second, the Sponsor must also meet minimum threshold performance levels for return on common equity, EBITDA Growth, and other measures for the relevant Year as may be established by the Compensation Committee. Threshold performance for return on common equity and EBITDA Growth is the weighted average of a Peer Group of utilities, averaged over the most recent three-year period. To satisfy threshold performance, the Sponsor must be above the three-year average with respect to return on common equity and EBITDA Growth.


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         2. Target Award Opportunities. The following table sets forth Target
Award Opportunities, expressed as a percentage of Salary, for various levels of participation in the Plan:

            Participation                      Target Award 0pportunities
            -------------                      --------------------------

  Senior Vice Presidents*                                40%

  Department Heads                                       35%

  Other Participants:
             Key Managers                                25%
             Other Managers                              20%

  *Senior Management Committee level position


         3. Award Components. Awards under the Plan to which Participants are eligible consist of the sum of a Corporate Component and a Noncorporate Component. The portion of the Target Award Opportunities attributable to the Corporate Component and Noncorporate Component, respectively, for various levels of participation, is set forth in the following table:

           Participants                            Corporate       Noncorporate
          --------------                           Component        Component
                                                   ---------        ---------

Senior Vice Presidents*                               75%              25%

Department Heads                                      50%              50%

Other Participants                                    50%              50%

*Senior Management Committee level position

           a. Corporate Component. The Corporate Component of an Award is based upon the overall performance of the Sponsor. In the event the conditions set forth in Section 1 of Article V are met and the Compensation Committee, in its discretion, determines an appropriate Corporate Factor, that Corporate Factor shall be multiplied by


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the portion of a Participant's Target Award Opportunity attributable to the
Corporate Component in order to determine the percentage of such Participant's Salary which will comprise the Corporate Component of his or her Award. Notwithstanding the foregoing, if the second condition set forth in Section 1 of
Article V is not fully met, the Compensation Committee may nevertheless in its discretion determine an appropriate Corporate Factor and grant a Corporate Component of an Award to the Participants.

           b. Noncorporate Component. The Noncorporate Component of an Award for a Participant is based upon the level of attainment of Company, business unit/group, departmental and individual Performance Measures. Performance Measures for each Participant and their relative weight are determined pursuant to authority granted in Article III hereof.


               (i) Performance Levels. There are three levels of performance related to each of a Participant's Performance Measures: outstanding, target, and threshold. The specific performance criteria for each level of a Participant's Performance Measures shall be set forth in writing prior to the beginning of an applicable Year, or within thirty (30) days after a Participant first becomes eligible to participate in the Plan, and shall be determined pursuant to authority granted in Article III hereof. The payout percentages to be applied to each Participant's Target Award Opportunity are as follows:

                 Performance Level               Payout Percentage
                 -----------------               -----------------
                     Outstanding                       150%
                        Target                         100%
                      Threshold                         50%

Payout percentages shall be adjusted for performance between the designated


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performance levels, provided, however, that performance which falls below the
"Threshold" performance level results in a payout percentage of zero unless the Chief Executive Officer directs otherwise.

               (ii) Determination of Noncorporate Component. In order to determine a Participant's Noncorporate Component, if any, for a particular Year, the Chief Executive Officer initially shall determine the appropriate payout percentage for each of such Participant's Performance Measures. Thereafter, each payout percentage is multiplied by the percentage weight assigned to each such Performance Measure and the results added together. That aggregate amount is multiplied by the Participant's Target Award Opportunity for the Noncorporate Award Component for the respective Year and the result is multiplied by the Participant's Salary.

               (iii) Change of Job Status. Participants who change organizations during a Year and who remain employees of the Company will have their Noncorporate Component prorated based upon the Performance Measures achieved in each organization and the length of time served in each organization. In the discretion of the Chief Executive Officer, employees may become Participants during a Year based on promotions and may receive an Award prorated based on the length of time served in the qualifying job and the Performance Measures achieved while in the qualifying job.

         4. New Participants. Any Award that is earned during the Year of selection shall be pro rated based on the length of time served in the qualifying job.

         5. Reduction of Award Amount. In the event of documented performance deficiencies of a Participant during a Year, the Chief Executive Officer, in his discretion, may reduce the Award payable to such Participant for such Year.


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         6. Example. Attached as Exhibit A and incorporated by reference is an example of the process by which an Award is granted hereunder. Said exhibit is intended solely as an example and in no way modifies the provisions of this
Article V.

                                   ARTICLE VI

                             DISTRIBUTION OF AWARDS

         Awards under the Plan earned during the Year 2001 shall be paid in cash in the succeeding Year, no later than March 15 of Year 2002.

                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

         A Participant must be actively employed by a Company on the January 1, 2002 in order to be entitled to payment of the full amount of any Award for 2001. In the event the active employment of a Participant shall terminate or be terminated for any reason before the next January 1 2002, such Participant shall receive his or her Award for the year, if any, in an amount that the Chief Executive Officer deems appropriate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         1. Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

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         2. Employee Rights Under the Plan. No Company employee or other person shall have any claim or right to be granted an Award under the Plan or any other incentive bonus or similar plan of the Sponsor or the Company. Neither the Plan, participation in the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         3. Withholding. The Sponsor or Company (as applicable) shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld with respect to such cash payments.

         4. Amendment or Termination. The Compensation Committee may in its sole discretion amend suspend or terminate the Plan or any portion thereof at any time.

         5. Governing Law. This Plan shall be construed and governed in accordance with the laws of the state of North Carolina.

         6. Effective Date. This Plan, as amended, shall be effective from January 1, 2000 through December 31, 2001, or until all Awards earned during the Year are paid.

         7. Entire Agreement. This document (including the Exhibits attached hereto) sets forth the entire Plan.

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                                    EXHIBIT A


                                (to be supplied)


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